Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: IRONNET, INC., et al.,[1] Debtors.	) ) ) ) ) ) ) ) )	Chapter 11 Case No. 23-11710 (BLS) (Jointly Administered) Ref. Docket Nos. 231 & 232

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER

APPROVING THE DISCLOSURE STATEMENT ON A FINAL BASIS AND

CONFIRMING THE AMENDED JOINT CHAPTER 11 PLAN

OF REORGANIZATION OF IRONNET, INC. AND ITS

DEBTOR AFFILIATES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

WHEREAS, the above-captioned debtors and debtors in possession (collectively, the “Debtors”), having:

a.

obtained, on November 9, 2023, entry of the Order (A) Authorizing Assumption and Assignment of Executory Contracts and Unexpired Leases, (B) Establishing Assumption Procedures, and (C) Granting Related Relief [Docket No. 111] (the “Contract Procedures Order”), which, among other things, approved Contract Noticing Procedures in connection with the assumption and assignment of Executory Contracts and Unexpired Leases (collectively, “Contracts”) and the determination of amounts necessary to cure all monetary defaults thereunder (“Cure Costs”);[2]

b.

obtained, on November 10, 2023, entry of the Order (I)(A) Establishing Bidding Procedures for Sale of Substantially All Assets, (B) Scheduling Auction and Sale Hearing, and (C) Approving Form and Manner of Notice Thereof, and (II) Granting Related Relief [Docket No. 117] (the “Bidding Procedures Order”), which, among other things, authorized and approved bidding procedures (the “Bidding Procedures”) for the sale (the “Sale”) of substantially all of the Debtors’ assets (the “Assets”) and/or equity of the Reorganized Debtors (the “Reorganized IronNet Equity”) pursuant to a plan, scheduled an auction (the “Auction”) for the sale of the Assets, and scheduled a hearing to approve any Sale (the “Sale Hearing”);

[1]

The Debtors in the above captioned chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: IronNet, Inc. (9446), IronNet Cybersecurity, Inc. (2655), IronNet International, LLC (7621), IronCAD LLC (1162), and HighDegree, LLC (8474). The Debtors’ mailing address is: IronNet Cybersecurity, Inc., P.O. Box 7395, Halethorpe, Maryland 21227.

[2]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan or the Disclosure Statement (each as defined below).

c.

caused, on November 10, 2023, the Notice of Sale, Bidding Procedures, Auction, Sale Hearing, and Objection Deadline [Docket No. 118] (the “Sale Notice”) to be filed and distributed in accordance with title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Bidding Procedures Order, as evidenced by, among other things, the Certificate of Service [Docket No. 185] (the “Sale Notice Affidavit”) filed by Stretto, Inc. (“Stretto”), the Debtors’ Court-approved solicitation and tabulation agent;

d.

caused, on November 13, 2023, the Sale Notice to be published in the national edition of The New York Times, as evidenced by the Affidavit of Publication filed by Stretto [Docket No. 129] (the “Sale Notice Publication Affidavit”);

e.

caused, on November 17, 2023 and at certain times thereafter, the Notice of Possible Assumption and Assignment of Certain Executory Contracts and Unexpired Leases [Docket No. 154 (sealed), Docket No. 155 (redacted)] (as amended, modified, or supplemented, including pursuant to the First Amended Notice of Possible Assumption and Assignment of Certain Executory Contracts and Unexpired Leases [Docket No. 258 (sealed), Docket No. 259 (redacted)], the “Contract Notice”) to be distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Contract Procedures Order, as evidenced by, among other things, the Certificate of Service [Docket Nos. 221 & 270] (the “Contract Affidavits”) filed by Stretto;

f.

filed, on November 20, 2023, the Joint Chapter 11 Plan of Reorganization of IronNet, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 162] and a related disclosure statement [Docket No. 163];

g.

filed, on December 8, 2023, the Amended Joint Chapter 11 Plan of Reorganization of IronNet, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 207] and a related disclosure statement [Docket No. 208];

h.

filed, on December 8, 2023, the Notice of Filing of Blacklines of Amended (I) Joint Chapter 11 Plan of Reorganization of IronNet, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code and (II) Disclosure Statement for Joint Chapter 11 Plan of Reorganization of IronNet, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 209];

i.

filed, on December 11, 2023, the Amended Joint Chapter 11 Plan of Reorganization of IronNet, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 222] and a related disclosure statement [Docket No. 223];

j.

filed, on December 11, 2023, the Notice of Filing of Blacklines of Revised (I) Amended Joint Chapter 11 Plan of Reorganization of IronNet, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code and (II) Disclosure Statement for the Amended Joint Chapter 11 Plan of Reorganization of IronNet, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 224];

k.

obtained, on December 11, 2023, entry of the Order (I) Approving the Disclosure Statement; (II) Establishing the Solicitation and Tabulation Procedures; (III) Approving the Form of Ballot and Solicitation Materials; (IV) Establishing the Voting Record Date; (V) Fixing the Date, Time, and Place for the Combined Hearing and the Deadline for Filing Objections Thereto; and (VI) Granting Related Relief [Docket No. 228] (the “Disclosure Statement Order”), which, among other things, (i) conditionally approved the Disclosure Statement (defined below) as containing “adequate information” as defined in section 1125 of the Bankruptcy Code, for solicitation purposes only, (ii) authorized the Debtors to solicit votes on the Plan (defined below), (iii) established procedures for soliciting and tabulating votes on the Plan, (iv) approved the form and manner of distribution of notices, Ballots, and other solicitation-related documents (collectively, the “Solicitation Packages”) and the Debtors’ voting procedures (the “Voting Procedures”), and (v) scheduled a hearing to consider confirmation of the Plan and final approval of the Disclosure Statement (the “Confirmation Hearing”);

l.

filed, on December 12, 2023, the solicitation version of the Amended Joint Chapter 11 Plan of Reorganization of IronNet, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 231] (together with all exhibits and supplements thereto, the “Plan”);

m.

filed, on December 12, 2023, the solicitation version of the Disclosure Statement for the Amended Joint Chapter 11 Plan of Reorganization of IronNet, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 232] (as may be amended, supplemented, or modified from time to time, and together with all exhibits and supplements thereto, the “Disclosure Statement”);

n.

filed, on December 12, 2023, the Notice of Filing of Blacklines of Solicitation Versions of the (I) Amended Joint Chapter 11 Plan of Reorganization of IronNet, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code and (II) Disclosure Statement for the Amended Joint Chapter 11 Plan of Reorganization of IronNet, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 233];

o.

filed, on December 12, 2023, the Notice of (I) Approval of Disclosure Statement on an Interim Basis; and (II) the Hearing to Consider (A) Final Approval of the Disclosure Statement as Containing Adequate Information and (B) Confirmation of the Plan [Docket No. 234] (the “Confirmation Hearing Notice”);

p.

caused, on December 14, 2023 and from time to time thereafter, the Solicitation Packages, the Confirmation Hearing Notice, and the Notice of Non-Voting Status to be distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, as evidenced by the Affidavits of Service [Docket Nos. 275, 276 & 277] (the “Solicitation Affidavits”) filed by Stretto;

q.

caused, on December 18, 2023, the Confirmation Hearing Notice to be published in the national edition of the New York Times, as evidenced by the Affidavit of Publication [Docket No. 298] (the “Confirmation Notice Publication Affidavit”) filed by Stretto;

r.

filed, on January 4, 2024, the Plan Supplement for the Amended Joint Chapter 11 Plan of Reorganization of IronNet, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 278 (sealed), Docket No. 279 (redacted)], (as amended, modified, or supplemented, the “Plan Supplement”);

s.	filed, on January 9, 2024, the Notice of Cancellation of Auction [Docket No. 297];

t.	filed, on January 10, 2024, the Notice of Filing of Amendment to Plan Supplement [Docket No. 300];

u.

filed, on January 16, 2024, the Certification of Adam J. Fialkowski of Stretto Regarding Voting and Tabulation of Ballots Cast on the Debtor’s Amended Joint Chapter 11 Plan of Reorganization of IronNet, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 313] (the “Voting Report”);

v.

filed, on January 16, 2024, (i) the Declaration of Cameron Pforr in Support of Confirmation of the Amended Joint Chapter 11 Plan of Reorganization of IronNet, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 310] (the “Pforr Declaration”), (ii) the Declaration of Robert Wagstaff in Support of Confirmation of the Amended Joint Chapter 11 Plan of Reorganization of IronNet, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 311] (the “Wagstaff Declaration”), and (iii) the Declaration of Justin O’Malley in Support of Confirmation of the Amended Joint Chapter 11 Plan of Reorganization of IronNet, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 312] (the “O’Malley Declaration” and, collectively with the Pforr Declaration and the Wagstaff Declaration, the “Confirmation Declarations”);

w.

filed on January 16, 2024, the Debtors’ Memorandum of Law in Support of Confirmation of the Amended Joint Chapter 11 Plan of Reorganization of IronNet, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 314] (the “Confirmation Brief”);

x.

filed, on January 17, 2024, the Supplemental Certification of Adam J. Fialkowski of Stretto, Inc. Regarding Voting and Tabulation of Ballots Cast on the Amended Joint Chapter 11 Plan of Reorganization of Ironnet, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 325];

y.	filed, on January 17, 2024, the Notice of Filing of Further Amendment to Plan Supplement [Docket No. 326]; and

z.	filed, on January 17, 2024, the Notice of Filing of Further Amendment to Plan Supplement [Docket No. 327].

WHEREAS, this Court having:

i.

set January 18, 2024, at 10:00 a.m. (prevailing Eastern Time) as the date and time for the commencement of the Confirmation Hearing and the Sale Hearing, if applicable, pursuant to sections 363, 1125, 1126, 1128, and 1129 of the Bankruptcy Code and Bankruptcy Rule 3018;

ii.

reviewed the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Declarations, the Confirmation Brief, the Voting Report, and all other pleadings, exhibits, statements, responses, and comments regarding confirmation of the Plan (“Confirmation”) and final approval of the Disclosure Statement, including all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases;

iii.	held the Confirmation Hearing and heard the statements, arguments, and objections made by counsel in respect of Confirmation and final approval of the Disclosure Statement;

iv.	considered all oral representations, documents, filings, and evidence regarding Confirmation and final approval of the Disclosure Statement;

v.

overruled all objections to Confirmation and final approval of the adequacy of the Disclosure Statement, as well as all statements, reservations of rights, and informal comments not consensually resolved or withdrawn, except as provided herein; and

vi.

taken judicial notice of certain papers and pleadings filed in the Chapter 11 Cases, certain evidence proffered or adduced, and certain arguments made at hearings before this Court during the pendency of the Chapter 11 Cases.

NOW, THEREFORE, this Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation and final approval of the adequacy of the Disclosure Statement was adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby; and the record of the Chapter 11 Cases and the legal and factual bases set forth in the documents filed in support of Confirmation and presented at the Confirmation Hearing including, but not limited to, the Voting Report and the Confirmation Declarations, each of which was admitted into evidence at the Confirmation Hearing, establish just cause for the relief granted in this Order (this “Confirmation Order”); and after due deliberation thereon and good cause appearing therefor, this Court hereby makes and issues the following findings of fact, conclusions of law, and order:

I.	FINDINGS OF FACT AND CONCLUSIONS OF LAW

A.	Findings and Conclusions

1. The findings and conclusions set forth herein and on the record at the Confirmation Hearing constitute this Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent that any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B.	Jurisdiction, Venue, Core Proceeding

2. This Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334, and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409 and continues to be proper during the Chapter 11 Cases. Confirmation is a core proceeding pursuant to 28 U.S.C. § 157(b) and this Court has jurisdiction to enter a final order with respect thereto. This Court has exclusive jurisdiction to determine (i) whether the Disclosure Statement contains adequate information and should be approved on a final basis and (ii) whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. The Debtors are eligible debtors under section 109 of the Bankruptcy Code and are proper plan proponents under section 1121(a) of the Bankruptcy Code.

C.	Commencement and Joint Administration of Chapter 11 Cases

3. On October 12, 2023 (the “Petition Date”), the Debtors filed voluntary petitions with this Court commencing cases under chapter 11 of the Bankruptcy Code. The Debtors continue to manage and operate their business as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been requested or appointed in the Chapter 11 Cases. The Chapter 11 Cases are being jointly administered for procedural purposes only pursuant to Bankruptcy Rule 1015(b) [Docket No. 33].

D.	Committee

4. On October 30, 2023, the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”) filed a statement that an official committee of unsecured creditors has not been appointed in the Chapter 11 Cases due to an insufficient response from creditors [Docket No. 71].

E.	Judicial Notice

5. This Court takes judicial notice of (and deems admitted into evidence for purposes of Confirmation) the docket of the Chapter 11 Cases maintained by the Clerk of this Court or its duly appointed agent, including all pleadings and other documents on file, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before this Court during the Chapter 11 Cases.

F.	Contract Procedures Order

6. On November 9, 2023, this Court entered the Contract Procedures Order, which, among other things, approved Contract Noticing Procedures and set certain objection deadlines in connection with the assumption, assumption and assignment, and rejection of Contracts (collectively, the “Contract Objection Deadlines”).

G.	Disclosure Statement Order

7. On December 11, 2023, this Court entered the Disclosure Statement Order, which, among other things, (a) conditionally approved the Disclosure Statement as containing “adequate information” as defined in section 1125 of the Bankruptcy Code for solicitation purposes only and authorized the Debtors to solicit votes on the Plan, (b) approved the Voting Procedures, (c) approved the Solicitation Packages, (d) set January 11, 2024, at 5:00 p.m. (prevailing Eastern Time) as the deadline for voting to accept or reject the Plan (the “Voting Deadline”) and for objecting to Confirmation (the “Confirmation Objection Deadline”), and (e) set January 18, 2024 at 10:00 a.m. (prevailing Eastern Time) as the date and time for the Confirmation Hearing.

H.	Plan Supplement

8. On January 4, 2024, the Debtors filed the Plan Supplement, which was subsequently amended on January 10, 2024 and January 17, 2024. The Plan Supplement complies and is consistent with the Bankruptcy Code and the terms of the Plan, and the filing and notice of such documents was good and proper and in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, and the facts and circumstances of the Chapter 11 Cases. No other or further notice is or will be required with respect to the Plan Supplement. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. All Holders of Claims who voted to accept the Plan and who are conclusively presumed to have accepted the Plan are deemed to have accepted the Plan as supplemented by the Plan Supplement. Subject to the terms of the Plan, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date subject to compliance with the Bankruptcy Code and the Bankruptcy Rules; provided, that no such alteration, amendment, update, or modification shall be inconsistent with the terms of this Confirmation Order or the Plan.

I.	Transmittal and Mailing of Materials; Notice

9. As evidenced by the Sale Notice Affidavit, the Sale Notice Publication Affidavit, the Solicitation Affidavits, the Confirmation Notice Publication Affidavit, the Contract Affidavits, and the Voting Report, as applicable, due, adequate, and sufficient notice of entry of the Sale, the Contract Procedures Order, the Disclosure Statement Order, the Plan, and Contracts to be assumed or assumed and assigned by the Debtors (such Contracts, “Assumed Contracts”) and related Cure Costs and the procedures for objecting thereto and resolution of disputes by this Court thereof has been given to all parties required by, and in substantial compliance with, the Bidding Procedures Order, the Contract Procedures Order, the Disclosure Statement Order, and Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), and no other or further notice is or shall be required. Due, adequate, and sufficient notice of the Contract Objection Deadlines, the Voting Deadline, the Confirmation Objection Deadline, the Confirmation Hearing, and any other applicable dates and hearings described in the Contract Procedures Order and the Disclosure Statement Order was given in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), the Bidding Procedures Order, the Contract Procedures Order, and the Disclosure Statement Order, and no other or further notice is or shall be required.

J.	Solicitation

10. The Debtors solicited votes for acceptance and rejection of the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to sections 1125, 1126, and all other applicable sections of the Bankruptcy Code, Bankruptcy Rules 3017, 3018, and 3019, the Disclosure Statement Order, and all other applicable rules, laws, and regulations. All procedures used to distribute Ballots to the applicable Holders of Claims and to tabulate the Ballots were fair and reasonable and conducted in good faith and in accordance with the Disclosure Statement Order and the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws, and regulations. Each Released Party and Exculpated Party acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all conduct relating to the solicitation of acceptances of the Plan and the other activities described in section 1125 of the Bankruptcy Code. Accordingly, the Released Parties and Exculpated Parties are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

K.	Modifications

11. The modifications made to the Plan after solicitation (collectively, the “Modifications”) constitute technical or clarifying changes or otherwise do not materially or adversely affect or change the treatment of any Claims against, or Interests in, the Debtors, and notice of the Modifications was adequate and appropriate under the facts and circumstances of the Chapter 11 Cases. Accordingly, pursuant to Bankruptcy Rule 3019, (a) no other or further disclosure with respect to the Modifications is required under section 1125 of the Bankruptcy Code, (b) neither resoliciting votes on the Plan nor affording holders of Claims in the Voting Classes the opportunity to change a previously cast Ballot is required under section 1126 of the Bankruptcy Code, and (c) the Plan shall be deemed accepted by all holders who voted to accept (or were deemed to accept) the Plan.

L.	Marketing Process

12. As demonstrated by the O’Malley Declaration, the Debtors and their advisors thoroughly marketed the Assets and Reorganized IronNet Equity and conducted the marketing and sale process in accordance with the Bidding Procedures Order. Based upon the record of these proceedings, all creditors and other parties in interest and all prospective purchasers have been afforded a reasonable and fair opportunity to bid for the Assets or the Reorganized IronNet Equity.

M.	Compliance with Bidding Procedures

13. The Debtors conducted a fair and open sale process in a manner reasonably calculated to produce the highest or otherwise best offer for the Assets or Reorganized IronNet Equity in compliance with the Bidding Procedures Order. The sale process and the Bidding Procedures were non-collusive, substantively and procedurally fair to all parties, and all parties were afforded notice and a full, fair, and reasonable opportunity to make a higher or otherwise better offer for the Assets or Reorganized IronNet Equity. The Bidding Procedures, as they have been amended or modified, have been complied with in all material respects.

N.	Highest or Best Offer

14. In accordance with the Bidding Procedures, the Debtors determined, in a valid and sound exercise of their business judgment, that the highest or otherwise best Qualified Bid for the Assets or Reorganized IronNet Equity was the transaction set forth in the Plan. The consideration provided through the Plan will provide a greater recovery for Debtors’ estates than would have been provided by any other available alternative.

O.	Voting Report

15. On January 16, 2024, the Debtors filed the Voting Report. As set forth in the Voting Report, the procedures used to tabulate the Ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations.

16. As set forth in the Plan, Holders of Claims in Class 3 (IronNet Secured Note Claims), Class 4 (IronNet Unsecured Note Claims), Class 6 (OpCo Secured Note Claims), Class 8 (OpCo Unsecured Non-Trade Claims), and, solely for purposes of a Sale Transaction, Class 7 (OpCo Unsecured Trade Claims) (collectively, the “Voting Classes”) were eligible to vote on the Plan.3 Holders of Claims in Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), and, in the Restructuring, Class 7 (OpCo Unsecured Trade Claims) are Unimpaired and conclusively presumed to have accepted the Plan and, therefore, were not entitled to vote to accept or reject the Plan. Holders of Claims and Interests in Class 9 (Intercompany Claims) and Class 10 (Intercompany Interests) are either Unimpaired, in which case they are conclusively presumed to have accepted the Plan, or Impaired, in which case they are conclusively deemed to have rejected the Plan, and therefore, were not entitled to vote to accept or reject the Plan. Holders of Claims and Interests in Class 5 (IronNet General Unsecured Claims), Class 11 (Subordinated Claims), and Class 12 (Equity Interests in IronNet) (together with Holders of Claims and Interests in Class 9 (Intercompany Claims) and Class 10 (Intercompany Interests), to the extent Impaired under the Plan, the “Deemed Rejecting Classes”) are Impaired under the Plan, are entitled to no recovery under the Plan, and are therefore conclusively deemed to have rejected the Plan. The Plan consolidates Claims against all Debtors solely for purposes of voting, Confirmation, and distribution, but not for any other purpose.

17. As evidenced by the Voting Report, each of the Voting Classes voted to accept the Plan.

[3]	Because the Plan is implementing the Restructuring and not a Sale Transaction, Class 7 (OpCo Unsecured Trade Claims) is Unimpaired.

P.	Bankruptcy Rule 3016

18. The Plan is dated and identifies the Debtors as the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statement and the Plan with this Court, thereby satisfying Bankruptcy Rule 3016(b).

Q.	Burden of Proof

19. The Debtors, as proponents of the Disclosure Statement and Plan, have met their burden of proving (i) the Disclosure Statement contains adequate information and (ii) the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for Confirmation. Further, each witness who testified on behalf of the Debtors at or in connection with the Confirmation Hearing was credible, reliable, and qualified to testify as to the topics addressed in his or her testimony.

R.	Compliance with Section 1129 of Bankruptcy Code

1.	Plan’s Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1))

20. The Plan complies with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(l) of the Bankruptcy Code, including sections 1122 and 1123 of the Bankruptcy Code.

a.	Plan Classification Structure (11 U.S.C. § 1122)

21. Article III of the Plan designates Classes of Claims and Interests, other than Administrative Claims, DIP Facility Claims, and Priority Tax Claims, which need not be classified. The Plan contains the following 12 Classes of Claims and Interests: (a) Class 1 (Other Priority Claims); (b) Class 2 (Other Secured Claims); (c) Class 3 (IronNet Secured Note Claims); (d) Class 4 (IronNet Unsecured Note Claims); (e) Class 5 (IronNet General Unsecured Claims); (f) Class 6 (OpCo Secured Note Claims); (g) Class 7 (OpCo Unsecured Trade Claims);

(h) Class 8 (OpCo Unsecured Non-Trade Claims); (i) Class 9 (Intercompany Claims); (j) Class 10 (Intercompany Interests); (k) Class 11 (Subordinated Claims); and (l) Class 12 (Equity Interests in IronNet). Each Class contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class, and valid business, factual, and legal reasons exist for the separate classification of each Class. Accordingly, section 1122 of the Bankruptcy Code has been satisfied.

b.	Proper Classification (11 U.S.C. § 1123(a)(1))

22. As set forth above, Article III of the Plan properly designates Classes of Claims and Interests, thereby satisfying section 1123(a)(1) of the Bankruptcy Code.

c.	Specified Unimpaired Claims and Interests (11 U.S.C. § 1123(a)(2))

23. Article III.B of the Plan specifies that (a) Class 1 (Other Priority Claims) and Class 2 (Other Secured Claims) are Unimpaired under the Plan and (b) Class 7 (OpCo Unsecured Trade Claims), Class 9 (Intercompany Claims), and Class 10 (Intercompany Interests) are either Unimpaired or Impaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

d.	Specified Treatment of Impaired Claims and Interests (11 U.S.C. § 1123(a)(3))

24. Article III.B of the Plan specifies the treatment of Impaired Claims in Class 3 (IronNet Secured Note Claims), Class 4 (IronNet Unsecured Note Claims), Class 5 (IronNet General Unsecured Claims), Class 6 (OpCo Secured Note Claims), Class 8 (OpCo Unsecured Non-Trade Claims), Class 11 (Subordinated Claims), Class 12 (Equity Interests in IronNet), and, if applicable, Class 7 (OpCo Unsecured Trade Claims), Class 9 (Intercompany Claims), and Class 10 (Intercompany Interests) thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

e.	Equal Treatment (11 U.S.C. § 1123(a)(4))

25. Article III.B of the Plan provides for the same treatment for each Claim or Interest within a particular Class, unless the holder of a Claim or Interest agrees to a less favorable treatment of its Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

f.	Adequate Means for Implementation of Plan (11 U.S.C. § 1123(a)(5))

26. Article IV and various other provisions of the Plan and the various documents and agreements set forth in the Plan Supplement provide adequate and proper means for the implementation of the Plan, including: (a) the establishment of a Professional Fee Escrow Account to secure the payment of certain Professional Fee Claims; (b) the good-faith compromise and settlement of Claims as set forth in the Korr Settlement and the 3i Settlement; (c) the effectuation of the transactions included as part of the Restructuring; (d) the vesting of certain of the Debtors’ property in the Reorganized Debtors; (e) the cancellation of certain financial instruments and Interests; (f) by specifying the sources of consideration for distributions under the Plan; (g) the approval of the terms of the Exit Facility, the 3i Takeback Note, and associated agreements; (h) the issuance of the Reorganized IronNet Equity; (i) by addressing tax treatment and reporting in connection with the transactions contemplated by the Plan; (j) the appointment of the New Board and deemed resignation of the Debtors’ directors as of the Effective Date; (k) by providing authority to the Reorganized Debtors to pursue, settle, or abandon retained Causes of Action; (l) by providing authority to undertake corporate actions necessary to effectuate the Plan; and (m) the rejection or assumption of Contracts. Accordingly, the Plan satisfies section 1123(a)(5) of the Bankruptcy Code.

g.	Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6))

27. To the extent applicable, the New Organizational Documents set forth in the Plan Supplement prohibit the issuance of non-voting equity securities, thereby satisfying section 1123(a)(6) of the Bankruptcy Code.

h.	Designation of Directors and Officers 11 U.S.C. § 1123(a)(7))

28. The members of the New Board will be identified prior to the Effective Date and the selection of such individuals is consistent with the interests of Holders of Claims and Interests and with public policy. Accordingly, the Plan satisfies section 1123(a)(7) of the Bankruptcy Code.

i.	Impairment/Unimpairment of Classes of Claims and Interests (11 U.S.C. § 1123(b)(1))

29. As set forth above, Article III of the Plan renders Impaired, or leaves Unimpaired, as the case may be, each Class of Claims and Interests, in compliance with section 1123(b)(1) of the Bankruptcy Code.

j.	Assumption, Assignment, and Rejection of Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2))

30. Article V of the Plan provides that, on the Effective Date, except as otherwise provided in the Plan, any Contract (i) not previously assumed, or (ii) not previously rejected pursuant to an order of this Court, will be deemed assumed as of the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code except any Contract (1) identified on the Rejected Contracts List filed as part of the Plan Supplement, (2) that is the subject of a separate motion or notice to reject pending as of the Confirmation Date, or (3) that previously expired or terminated pursuant to its own terms (disregarding any terms the effect of which is invalidated by the Bankruptcy Code).

31. As reflected in the Contract Affidavits, the Debtors have provided notice to each non-Debtor counterparty to each Contract of the treatment of such non-Debtor counterparty’s Contract pursuant to the Plan, as well as the applicable Cure Cost. In assuming or rejecting the Contracts, the Debtors (a) utilized their sound business judgment, (b) complied with section 365 of the Bankruptcy Code, as contemplated by section 1123(b)(2) of the Bankruptcy Code, and (c) in the case of the Assumed Contracts, provided adequate assurance of future performance (within the meaning of section 365 of the Bankruptcy Code), and no further adequate assurance is or shall be required. Accordingly, the Plan complies with section 1123(b)(2) of the Bankruptcy Code.

k.	Settlement of Claims; Retention and Enforcement of Causes of Action (11 U.S.C. § 1123(b)(3))

32. Compromise and Settlement. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions, releases, and other benefits provided under the Plan, the provisions of the Plan shall constitute a good-faith compromise and settlement of the Claims addressed in the 3i Settlement and the Korr Settlement, which settlements are incorporated into and implemented through the Plan. Such compromises and settlements are fair, equitable, and reasonable, in the best interests of the Debtors and the Estates, and hereby approved.

33. In accordance with the provisions of the Plan, including, without limitation, Article IV.Q of the Plan, on and after the Effective Date, and to the extent not released pursuant to Article IV.Q or any other provision of the Plan, the Reorganized Debtors shall retain and may enforce, sue on, settle, compromise, otherwise resolve, discontinue, abandon, or dismiss all retained Causes of Actions, without any further notice to or action, order, or approval of this Court, provided, however, that on the Effective Date, notwithstanding any other provision in the Plan or any order entered in the Chapter 11 Cases, the Debtors and the Reorganized Debtors shall forever waive, relinquish, and release any and all Causes of Action the Debtors and the Estates had, have, or may have against any Released Party to the fullest extent set forth in Article IX.B of the Plan.

34. Subordinated Claims. The classification and manner of satisfying all Claims and Interests under the Plan takes into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. All subordination rights that a Holder of a Claim or Interest may have with respect to any distribution to be made under the Plan, shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be enjoined permanently. Accordingly, distributions under the Plan to Holders of Allowed Claims shall not be subject to payment of a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights.

35. Releases, Exculpations, and Injunctions.    Under the facts and circumstances of the Chapter 11 Cases, the releases, exculpations, and injunctions provided for in the Plan are: (i) within the jurisdiction of this Court under 28 U.S.C. § 1334; (ii) an appropriate exercise of the Debtors’ business judgment; (iii) integral elements of the transactions incorporated into the Plan and inextricably bound with the other provisions of the Plan; (iv) in exchange for good and valuable consideration provided by the Released Parties; (v) in the best interests of the Debtors, the Estates, and all Holders of Claims and Interests that are Releasing Parties, (vi) fair, equitable, and reasonable; (vii) given and made after due notice and an opportunity to object and be heard with respect thereto, as the Plan, the Ballots, and the

Confirmation Hearing Notice each unambiguously state that the Plan contains certain release, exculpation, and injunction provisions and provide instructions for opting-out of such releases, and therefore such releases are consensual as they pertain to Holders of Claims and Interests who did not opt-out; (viii) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code and other applicable law; and (ix) a bar to any of the Releasing Parties asserting any released claim against any of the Released Parties as and to the extent provided for in the Plan and this Confirmation Order.

36. Retained Causes of Action. The provisions regarding the retention of Causes of Action in the Plan, including Article IV.Q of the Plan, are appropriate and are in the best interests of the Debtors, the Estates, and the Debtors’ creditors. The exhibit identifying retained Causes of Actions filed as part of the Plan Supplement adequately specifies retained Causes of Actions under the Plan.

37. In light of the foregoing, the Plan complies with section 1123(b)(3) of the Bankruptcy Code.

l.	Sale of Property (11 U.S.C. § 1123(b)(4))

38. Because the Debtors are consummating the Restructuring, section 1123(b)(4) of the Bankruptcy Code is inapplicable to the Plan.

m.	Modification of Rights of Holders of Claims (11 U.S.C. § 1123(b)(5))

39. Article III of the Plan modifies or leaves unaffected, as the case may be, the rights of Holders of each Class of Claims, and therefore, the Plan is consistent with section 1123(b)(5) of the Bankruptcy Code.

n.	Other Provisions Not Inconsistent with Applicable Provisions of the Bankruptcy Code (11 U.S.C. § 1123(b)(6))

40. The Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code, including: (a) the provisions of Article IV regarding the means for executing and implementing the Plan; (b) the provisions of Article V governing the treatment of Contracts; (c) the provisions of Article VI governing distributions on account of Allowed Claims, particularly as to the timing and calculation of amounts to be distributed; (d) the provisions of Articles IX.B, IX.C, and IX.D regarding the Debtor Release, Third-Party Release, and Exculpation; (e) the provisions of Article IX.E regarding the Injunction; and (f) the provisions of Article X regarding retention of jurisdiction by this Court over certain matters after the Effective Date. The Plan is therefore consistent with section 1123(b)(6) of the Bankruptcy Code.

2.	Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2))

41. The Debtors have complied with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, 1126, and 1128 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018. The Debtors are proper debtors under section 109 of the Bankruptcy Code and proper proponents of the Plan under section 1121(a) of the Bankruptcy Code. The Disclosure Statement and the procedures by which the Ballots for acceptance or rejection of the Plan were solicited and tabulated were fair, properly conducted, and in accordance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, and the Disclosure Statement Order. The Debtors and their respective members, officers, directors, managers, shareholders, employees, representatives, advisors, attorneys, financial advisors, investment bankers, or agents, as applicable, have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code. The Plan therefore complies with section 1129(a)(2) of the Bankruptcy Code.

3.	Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3))

42. The Debtors proposed the Plan (including the Plan Supplement and all related documents) in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, this Court has examined the totality of the circumstances surrounding the formulation of the Plan. The good faith of each of the Debtors, the DIP Lender, C5, the Exit Facility Lenders, and the Debtors’ other constituencies is evident from the facts and record of the Chapter 11 Cases, the Disclosure Statement, and the record of the Confirmation Hearing. Based on the evidence presented at the Confirmation Hearing, this Court finds and concludes that the Plan has been proposed with the legitimate and honest purpose of maximizing the value of the Estates for the benefit of all holders of Claims and Interests. Moreover, the Plan itself and the arm’s-length negotiations among the Debtors, the DIP Lender, C5, the Exit Facility Lenders, and the Debtors’ other constituencies leading to the Plan’s formulation, as well as the overwhelming support of creditors for the Plan, provide independent evidence of the Debtors’ good faith in proposing the Plan. Further, the Plan’s classification, indemnification, settlement, discharge, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are each necessary for the transactions contemplated by the Plan. Consistent with the overriding purpose of the Bankruptcy Code, the Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate and honest purpose of reorganizing the Debtors and maximizing the value of the Debtors’ assets. Accordingly, section 1129(a)(3) of the Bankruptcy Code has been satisfied.

4.	Court Approval of Fee Claims (11 U.S.C. § 1129(a)(4))

43. Article II.A.2 of the Plan provides that any payment made or to be made by the Debtors for services or for costs and expenses of professionals in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, this Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

5.	Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5))

44. Information concerning the identity and affiliations of the Persons proposed to serve as the initial directors of the Reorganized Debtors will be disclosed prior to the Effective Date, and the selection of such Persons is consistent with the interests of creditors, equity holders, and public policy. As set forth in the Plan, the existing officers of the Debtors as of the Effective Date shall remain in their current capacities as officers of the Reorganized Debtors, subject to the ordinary rights and powers of the New Board to remove or replace them and any applicable employment agreements that are assumed pursuant to the Plan. To the extent known by the Debtors, the proposed compensation payable to any insiders to be employed or retained by the Reorganized Debtors has been disclosed in the Plan Supplement. Accordingly, section 1129(a)(5) of the Bankruptcy Code has been satisfied.

6.	No Rate Changes (11 U.S.C. § 1129(a)(6))

45. The Plan does not provide for any rate changes by any of the Reorganized Debtors, and thus section 1129(a)(6) of the Bankruptcy Code is inapplicable.

7.	Best Interest of Creditors (11 U.S.C. § 1129(a)(7))

46. The evidence in support of the Plan that was proffered or adduced at the Confirmation Hearing, including the Confirmation Declarations, the Voting Report, the liquidation analysis attached to the Disclosure Statement as Exhibit C, and the facts and circumstances of the Chapter 11 Cases: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) utilizes reasonable and appropriate methodologies and assumptions; (c) has not been controverted by other evidence; and (d) establishes that Holders of Allowed Claims or Interests in each impaired Class (1) have accepted the Plan or (2) will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such Holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code. Accordingly, section 1129(a)(7) of the Bankruptcy Code has been satisfied.

8.	Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)).

47. Certain Classes of Claims are Unimpaired and are deemed conclusively to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. In addition, at least one Impaired Class entitled to vote has voted to accept the Plan (without considering acceptances of the Plan by any “insider” as defined in the Bankruptcy Code). Because the Plan provides that certain Classes of Claims and Interests are Impaired and no distributions shall be made to Holders in such Classes, such Holders are deemed conclusively to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan. Accordingly, section 1129(a)(8) is not satisfied; however, as set forth below, the Plan is nevertheless confirmable because it satisfies the requirements of section 1129(b).

9.	Treatment of Administrative Claims, DIP Facility Claims, Priority Tax Claims, and Other Priority Claims (11 U.S.C. § 1129(a)(9))

48. Article II of the Plan provides for treatment of Administrative Claims, DIP Facility Claims, Priority Tax Claims, and Other Priority Claims, subject to certain bar date provisions consistent with Bankruptcy Rules 3002 and 3003, in the manner required by section 1129(a)(9) of the Bankruptcy Code.

10.	Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10))

49. As indicated in the Voting Report and reflected in the record of the Confirmation Hearing, Class 3 (IronNet Secured Not Claims), Class 4 (IronNet Unsecured Note Claims), and Class 8 (OpCo Unsecured Non-Trade Claims) are Impaired and have voted to accept the Plan (without considering acceptances of the Plan by any “insider” as defined in the Bankruptcy Code). Accordingly, section 1129(a)(10) of the Bankruptcy Code has been satisfied.

11.	Feasibility (11 U.S.C. § 1129(a)(11))

50. The information in the Disclosure Statement and the Wagstaff Declaration (a) is persuasive and credible, (b) has not been controverted by other evidence, and (c) together with the record of the Chapter 11 Cases and the evidence presented at the Confirmation Hearing, including the Confirmation Declarations (as applicable), establishes that there is a reasonable prospect of the Reorganized Debtors being able to meet their financial obligations under the Plan with respect to operating their business in the ordinary course, and that Confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or Reorganized Debtors. Accordingly, section 1129(a)(11) of the Bankruptcy Code has been satisfied.

12.	Payment of Statutory Fees (11 U.S.C. § 1129(a)(12))

51. Article II.D of the Plan provides for the payment of all fees due and payable pursuant to 28 U.S.C. § 1930 by the Debtors before or as of the Effective Date, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

13.	Benefit Plans (11 U.S.C. § 1129(a)(13))

52. Article V.F of the Plan provides that, subject to the provisions of the Plan, all Compensation and Benefits Programs—which are defined to include retirement benefits, if any—will be treated as Executory Contracts under the Plan and, with the consent of the DIP Agent, will be deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code. Therefore, to the extent the Debtors provided retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code) before the Effective Date, such benefits will be maintained, thereby satisfying section 1129(a)(13) of the Bankruptcy Code.

14.	Inapplicable Provisions (11 U.S.C. § 1129(a)(14)-(16))

53. The Debtors are not (a) required to pay any domestic support obligations, (b) individuals, or (c) nonprofit corporations or trusts, and sections 1129(a)(14)-(16) of the Bankruptcy Code are therefore inapplicable.

15.	Nonconsensual Confirmation (11 U.S.C. § 1129(b))

54. Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan may be confirmed despite the fact that certain Classes of Claims and Interests have not accepted the Plan because the Plan meets the “cramdown” requirements for confirmation under section 1129(b) of the Bankruptcy Code. Other than the requirement in section 1129(a)(8) of the Bankruptcy Code with respect to such rejecting Classes, all of the applicable requirements of section 1129(a) of the Bankruptcy Code have been met.

55. The Holders of Claims and Interests in Class 5 (IronNet General Unsecured Claims), Class 9 (Intercompany Claims), Class 10 (Intercompany Interests), Class 11 (Subordinated Claims), and Class 12 (Equity Interests in IronNet) are or may be deemed to have rejected the Plan. The Plan provides that no holder of any Claim or Interest that is junior to such Claims will receive or retain any property on account of their Claim or Interest, and no holder of any Claim or Interest that is senior to such Claims is receiving more than full payment on account of their Claim or Interest. The Plan therefore is fair and equitable, does not discriminate unfairly with respect to Class 5 (IronNet General Unsecured Claims), Class 9 (Intercompany Claims), Class 10 (Intercompany Interests), Class 11 (Subordinated Claims) or Class 12 (Equity Interests in IronNet) and complies with section 1129(b)(2)(B) of the Bankruptcy Code.

56. The Plan therefore is fair and equitable, does not discriminate unfairly with respect to any of these Classes, and complies with section 1129(b) of the Bankruptcy Code.

16.	Only One Plan (11 U.S.C. § 1129(c))

57. The Plan (including previous versions thereof) is the only chapter 11 plan proposed in the Chapter 11 Cases, in compliance with section 1129(c) of the Bankruptcy Code.

17.	Purpose of Plan (11 U.S.C. § 1129(d))

58. The primary purpose of the Plan is not the avoidance of taxes or avoidance of the requirements of section 5 of the Securities Act of 1933, 15 U.S.C. § 77e, and there has been no objection filed by any governmental unit asserting such avoidance. Thus, the Plan complies with section 1129(d) of the Bankruptcy Code.

18.	Satisfaction of Section 1129 of Bankruptcy Code

59. Based on the foregoing, the Plan satisfies the applicable requirements of section 1129 of the Bankruptcy Code.

S.	Good-Faith Participation

60. Based upon the record before this Court, the Released Parties and the Exculpated Parties, in connection with all their respective activities relating to the Chapter 11 Cases (including the active negotiation, compromises, and pursuit of confirmation of the Plan), have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the provisions of the Bankruptcy Code and Bankruptcy Rules. Therefore, they are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and by the release, exculpatory, and injunctive provisions set forth in Article IX of the Plan, in each case, as applicable.

T.	Agreements and Other Documents

61. The Debtors have disclosed all material facts, to the extent applicable, regarding: (a) the agreements with respect to the Exit Facility, including the Secured Convertible Note (as defined below); (b) the 3i Takeback Note; (c) the New Organizational Documents; and (d) the adoption, execution, and delivery of all contracts, instruments, releases, and other agreements related to any of the foregoing or otherwise related to the Plan.

U.	Likelihood of Satisfaction of Conditions Precedent to Effective Date

62. Without limiting or modifying the rights of the Debtors and the DIP Lender and C5 under Article VIII.C of the Plan, each of the conditions precedent to the Effective Date, as set forth in Article VIII.B of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article VIII.C of the Plan.

V.	Implementation

63. All documents and agreements necessary to implement the Plan, including those contained in the Plan Supplement and the agreements, instruments, and other applicable documents with respect to the Exit Facility (including the Secured Convertible Note), and all other relevant and necessary documents have been negotiated in good faith and at arm’s length, are in the best interests of the Debtors, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, or local law. The Debtors have exercised reasonable business judgment in determining which agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The terms and conditions of such documents and agreements have been negotiated in good faith, at arm’s length, are fair and reasonable, and are approved. The Debtors and Reorganized Debtors, as applicable, are authorized, without any further notice to or action, order, or approval of this Court, to finalize and execute and deliver all agreements, documents, instruments, and certificates relating thereto and perform their obligations thereunder in accordance with the Plan so long as such documents are consisted with the Plan.

II.	ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS ORDERED, ADJUDGED, AND DECREED THAT:

A.	Findings and Conclusions

64. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact is determined to be a conclusion of law, it is deemed so, and vice versa.

B.	Approval of the Disclosure Statement

65. The Disclosure Statement is approved on a final basis as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

C.	Confirmation

66. All requirements for Confirmation of the Plan have been satisfied. The Plan, a copy of which is attached hereto as Exhibit A, along with each of its provisions (whether or not specifically approved herein) and all operative exhibits and schedules thereto, is confirmed in each and every respect pursuant to section 1129 of the Bankruptcy Code. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the

Plan. Subject to paragraph 112 hereof, the terms of the Plan, the Plan Supplement, and the exhibits and schedules thereto are incorporated by reference into this Confirmation Order, and the provisions of the Plan and this Confirmation Order are non-severable and mutually dependent. The failure specifically to identify or refer to any particular provision of the Plan or any other agreement in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Plan and all other agreements approved by this Confirmation Order are approved in their entirety.

67. Subject to the terms of the Plan, the Debtors reserve the right to (a) alter, amend, update, or modify the Plan Supplement before the Effective Date in accordance with section 1127(b) of the Bankruptcy Code and (b) remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

68. All objections and other responses to the Plan and to the adequacy of the information contained in the Disclosure Statement, other than those withdrawn with prejudice in their entirety before, or on the record at, the Confirmation Hearing, are either (a) resolved or sustained on the terms set forth herein or (b) overruled on the merits.

D.	Binding Nature of Plan Terms

69. Notwithstanding any otherwise applicable law, from and after the entry of this Confirmation Order, the terms of the Plan and this Confirmation Order, including the compromises, releases, waivers, discharges, and injunctions described therein and herein, shall be deemed binding upon (a) the Debtors, (b) any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are Impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected, or are presumed to have accepted or deemed to have rejected the Plan), (c) any and all non-Debtor counterparties to Contracts, and (d) the respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing, in each case subject to Article III.C of the Plan.

E.	Plan Classification Controlling

70. The classification of Claims and Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the Holders of Claims in connection with voting on the Plan: (a) were set forth thereon solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of Claims under the Plan for distribution purposes; (c) may not be relied upon by any Holder of a Claim as representing the actual classification of such Claim under the Plan for distribution or any other purpose (other than for evidencing the vote of such party on the Plan); and (d) shall not be binding on the Debtors, Reorganized Debtors, or Holders of Claims for purposes other than voting on the Plan.

F.	Post-Confirmation Notices and Bar Dates

1.	Notice of Entry of Confirmation Order and Effective Date

71. In accordance with Bankruptcy Rules 2002 and 3020(c), within five days after the occurrence of the Effective Date, the Debtors shall file with this Court and serve notice of entry of this Confirmation Order and the Effective Date, substantially in the form attached hereto as Exhibit B (the “Notice of Effective Date”) by United States mail, first-class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice; provided, that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity of that Entity’s new address. To supplement the notice described in the preceding sentence, within 20 days after the Effective Date, the Debtors shall submit for publication the Notice of Effective Date once in the national edition of The New York Times, The Wall Street Journal, USA Today or another publication with similar national circulation. Mailing and publication of the Notice of Effective Date in the time and manner set forth in this paragraph shall be good and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no other or further notice is necessary.

2.	Administrative Claim Bar Date

72. All requests for payment of an Administrative Claim (other than DIP Facility Claims, Cure Costs, Professional Fee Claims, or U.S. Trustee quarterly fees payable pursuant to Article II.D of the Plan) that accrued on or before the Effective Date other than in the ordinary course of business must be filed with this Court and served on the Debtors no later than the Administrative Claims Bar Date, which is the 30th day after the Effective Date. If a Holder of an Administrative Claim (other than DIP Facility Claims, Cure Costs, Professional Fee Claims, or U.S. Trustee quarterly fees payable pursuant to Article II.D of the Plan) that is required to, but does not, file and serve a request for payment of such Administrative Claim by the Administrative Claims Bar Date, such Administrative Claim shall be considered Allowed only if the Holder of such Claim obtains a Final Order of this Court allowing such Claim.

3.	Professional Compensation

73. The provisions governing professional compensation set forth in Article II.A.2 of the Plan are approved in their entirety.

4.	Rejection Damage Claim Bar Date

74. Unless otherwise provided by an order of this Court, any Proofs of Claim asserting Claims arising from the rejection of Contracts by virtue of the Plan must be filed within 30 days after the Effective Date. Any Proofs of Claim arising from the rejection of Contracts that are not timely filed shall be subject to disallowance by further order of this Court upon objection on such grounds. All Allowed Claims arising from the rejection of Contracts shall constitute IronNet General Unsecured Claims, if the applicable Contract is with IronNet, and Class 8 OpCo Unsecured Non-Trade Claims, if the applicable Contract is with a Debtor other than IronNet, and shall be treated in accordance with Article III.B of the Plan.

5.	Service of Documents

75. After the Effective Date, the Reorganized Debtors have authority to send a notice to Entities that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to a pre-Effective Date request under Bankruptcy Rule 2002 to those Entities who have filed renewed requests pursuant to Bankruptcy Rule 2002; provided that the Reorganized Debtors shall also provide notice of any post-Effective Date matters to any Entity that has a direct pecuniary interest in the relief sought by the pleading.

G.	New Organizational Documents

76. Any Entity’s acceptance of New Common Equity under the Plan shall be deemed as its agreement to the New Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their respective terms, and each such Entity will be bound thereby in all respects. All Holders of Allowed Claims entitled to distribution of New Common Equity under the Plan shall be deemed to be a party to, and bound by, the shareholders’ agreement included in the Plan Supplement, regardless of whether such Holder has executed a signature page thereto.

H.	Approval of 3i Settlement and Korr Settlement

77. In consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of the Claims addressed in the 3i Settlement and the Korr Settlement. The entry of this Confirmation Order shall constitute this Court’s approval of the 3i Settlement and the Korr Settlement, as well as a finding by this Court that such compromise or settlement is in the best interests of the Debtors, the Estates, and Holders of Claims and Interests and is fair, equitable, and is within the range of reasonableness.

I.	Corporate Existence; Vesting of Assets in Reorganized Debtors

78. Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended by the Plan, by the Debtors, or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval.

79. Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated therein, including the Restructuring Memorandum and agreements with respect to the Exit Facility, on the Effective Date, all property of each Estate and all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by this Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, including, for the avoidance of doubt, any restrictions on the use, acquisition, sale, lease, or disposal of property under section 363 of the Bankruptcy Code.

J.	Cancellation of Agreements and Interests

80. Except as otherwise provided for in the Plan, on the later of the Effective Date and the date on which the relevant distributions are made pursuant to Article VI of the Plan: (a) (i) the obligations of the Debtors under the DIP Term Sheet, the DIP Orders, the DIP Facility, the Prepetition Bridge Loan, the C5 Notes, the Director Notes, the Prepetition Unsecured Notes, and any other note, bond, indenture, or other instrument or document directly or indirectly evidencing or creating any indebtedness of the Debtors; and (ii) any certificate, equity security, share, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating an ownership interest in the Debtors (except, in each case, such certificates, notes or other instruments or documents evidencing indebtedness or obligation of or ownership interest in the Debtors that are Reinstated pursuant to the Plan), shall be cancelled solely as to the Debtors and their Affiliates, and the Reorganized Debtors and their Affiliates shall not have any continuing obligations thereunder; and (b) the obligations of the Debtors and their Affiliates pursuant, relating or pertaining to any agreements, indentures, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indentures, purchase rights, options, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such agreements, certificates, notes or other instruments evidencing indebtedness or obligation of or ownership interest in the Debtors that are specifically Reinstated or entered into pursuant to the Plan) shall be released and discharged.

K.	Exit Facility; 3i Takeback Note

81. Entry of this Confirmation Order shall be deemed to constitute approval by this Court of the Exit Facility, the secured convertible note issued thereunder (the “Secured Convertible Note”), the 3i Takeback Note, and related agreements (including all transactions contemplated thereby, such as any supplementation or additional syndication of the Exit Facility, and all actions to be taken, undertakings to be made and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities and expenses provided for therein) and, subject to the occurrence of the Effective Date, authorization for the applicable Reorganized Debtors to enter into and perform their obligations in connection with the Exit Facility, the Secured Convertible Note, and the 3i Takeback Note without further notice to or action, order, or approval of the Court.

82. The issuance of the Secured Convertible Note under the Exit Facility and the 3i Takeback Note are essential elements of the Plan, necessary for Confirmation and consummation of the Plan, and critical to the overall success and feasibility of the Plan. The Debtors have exercised reasonable business judgment in determining to issue and distribute the Secured Convertible Note and the 3i Takeback Note and have provided sufficient and adequate notice of the material terms of the Secured Convertible Note and the 3i Takeback Note. The terms and conditions the Secured Convertible Note and the 3i Takeback Note are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, are supported by reasonably equivalent value and fair consideration, and have been negotiated in good faith and at arm’s length.

83. On the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall execute and deliver, as applicable, all agreements, documents, instruments, financing statements, mortgages, security documents, and certificates related to the Exit Facility, the Secured Convertible Note, and the 3i Takeback Note, in each case, that are contemplated to be executed and/or delivered, as applicable, on the Effective Date. On the Effective Date, all such agreements and other documents with respect to the Exit Facility, the Secured Convertible Note, and the 3i Takeback Note shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Exit Facility, the Secured Convertible Note, and the 3i Takeback Note are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law.

84. On the Effective Date, all of the Liens and security interests to be granted in connection with the Exit Facility and the Secured Convertible Note (1) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted in accordance with the Exit Facility, without (a) further approval of the Court, (b) any approvals, consents, or waivers or any other party, or (c) further corporate, limited liability company, or similar action or approval, as applicable, by any Debtor or Reorganized Debtor, (2) shall be deemed automatically attached and perfected on the Effective Date, subject only to such Liens and security interests as may be permitted in connection with the Exit Facility, without the necessity of filing or recording any financing statement, assignment, pledge, notice of lien, or similar document or instrument or taking any other action, and (3) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of this Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

L.	Approval of Increase to DIP Facility

85. Upon the entry of this Confirmation Order, the Final DIP Order shall be deemed modified and the DIP Term Sheet shall be deemed amended solely to increase the Maximum Facility Amount (as defined in the DIP Term Sheet) from $10.0 million (inclusive of the principal amount of the DIP Roll-Up Loans (as defined in the Final DIP Order)) to $12.5 million), and the Debtors shall be immediately authorized to borrow up to an aggregate amount of $12.5 million (the “Exit Bridge Loan”) under the DIP Facility, subject to the terms and conditions of the Final DIP Order, the DIP Term Sheet, and the other DIP Documents (as defined in the Final DIP Order); provided, however, that immediately upon the Effective Date any funds advanced under the Exit Bridge Loan shall convert and be treated for all purposes under the Plan and this Confirmation Order as an Exit Facility loan.

M.	Exemption from Registration Requirements

86. The offering, issuance, and distribution of any Securities, including the New Common Equity in exchange for Claims pursuant to Article III of the Plan, shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act pursuant to section 1145 of the Bankruptcy Code. Except as otherwise provided in the Plan or the governing certificates or instruments, any and all such New Common Equity so issued under the Plan will be freely tradable under the Securities Act by the recipients thereof, subject to: (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(a)(11) of the Securities Act, and compliance with any applicable state or foreign securities laws, if any, and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities or instruments; (2) the restrictions, if any, on the transferability of such Securities and instruments; and (3) any other applicable regulatory approval. Notwithstanding anything to the contrary in the Plan, no Entity shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Equity are exempt from registration.

N.	Exemption from Certain Transfer Taxes and Recording Fees

87. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any Entity pursuant to or in connection with the Plan (including, if applicable, the Sale Transaction), including: (1) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; or (4) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any United States federal, state or local document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate United States state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

O.	Preservation of Causes of Action

88. In accordance with section 1123(b) of the Bankruptcy Code, but subject to the releases set forth in Article IV.Q and IX of the Plan, all Causes of Action that a Debtor may hold against any Entity shall vest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, whether arising before or after the Petition Date, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of this Court. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any specific Cause of Action as any indication that the Debtors or Reorganized Debtors will not pursue any and all available Causes of Action. The Debtors and Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to any Cause of Action upon, after, or as a consequence of Confirmation or the occurrence of the Effective Date.

89. Notwithstanding any provision in the Plan or any order entered in the Chapter 11 Cases, the Debtors and Reorganized Debtors forever waive, relinquish, and release any and all Causes of Action the Debtors and the Estates had, have, or may have against any Released Party to the fullest extent set forth in Article IX of the Plan.

P.	Corporate Action

90. Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Interests, directors, managers, or officers of the Debtors, the Reorganized Debtors, or any other Entity, including, as applicable: (1) rejection or assumption, as applicable, of Contracts; (2) selection of the directors, managers, and officers for the Reorganized Debtors; (3) the execution of any agreements with respect to the Exit Facility, and the filing or adoption of the New Organizational Documents; (4) the issuance and distribution of the Reorganized IronNet Equity and the Employee Stock Options; and (5) all other acts or actions contemplated, or reasonably necessary or appropriate to promptly consummate the transactions contemplated by the Plan, including, without limitation, those described in the Restructuring Memorandum (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the company structure of the Debtors, and any company action required by the Debtors in connection therewith, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security holders, directors, managers, authorized persons, or officers of the Debtors.

91. On or prior to the Effective Date, the appropriate officers, directors, managers, or authorized persons of the Debtors (including any president, vice-president, chief executive officer, treasurer, general counsel, or chief financial officer thereof) shall be authorized to issue, execute, and deliver the agreements, documents, securities, certificates of incorporation, certificates of formation, bylaws, operating agreements, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the applicable Debtors or applicable Reorganized Debtors, including (x) any agreements or instruments with respect to the Exit Facility, the 3i Takeback Note, and the New Organizational Documents and (y) any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by Article IV.R of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

Q.	Assumed Contracts; Cure Costs; Adequate Assurance; Contract Objections

92. The provisions governing the treatment of Contracts set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption or rejection, as applicable, of such Contracts) shall be, and hereby are, approved in their entirety. Except as otherwise agreed by the Debtors and the applicable counterparty or counterparties, or as determined by order of this Court, the Cure Cost under each Contract shall be as set forth in the Contract Notice.

93. Entry of this Confirmation Order by this Court shall constitute an order approving the assumptions or rejections of the Debtors’ Contracts pursuant to sections 365(a) and 1123 of the Bankruptcy Code and effective on the occurrence of the Effective Date or, as to rejected Contracts, on any date after entry of the Confirmation Order identified on the Rejected

Contracts List or other motion or notice to reject. Each Contract assumed pursuant to the Plan or by order of this Court, and not assigned to a third party on or before the Effective Date, shall re-vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as such terms may have been modified by order of this Court or agreement of the parties. To the maximum extent permitted by law, to the extent any provision in any Contract assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Contract or the execution of any other Restructuring (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Contract or to exercise any other default-related rights with respect thereto. For the avoidance of doubt, consummation of the Restructuring shall not be deemed an assignment of any Contract of the Debtors, notwithstanding any change in name, organizational form, or jurisdiction of organization of any Debtor in connection with the occurrence of the Effective Date.

94. Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed or assumed and assigned pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Cost in Cash on the Effective Date or as soon as reasonably practicable thereafter, subject to the limitation described below, or on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree.

95. Assumption of any Contract pursuant to the Plan or otherwise shall result in the full satisfaction and cure of any Claims and defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, under any assumed Contract arising at any time prior to the effective date of assumption. Any counterparty to a Contract that fails to object timely to the proposed assumption, assumption and assignment, or Cure Cost in accordance with the Contract Noticing Procedures will be deemed to have assented to such assumption, assumption and assignment, and Cure Cost.

96. Upon the entry of the Confirmation Order, Article IV.P of the Plan shall be modified solely to remove the following language: “confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be filed[.]” For avoidance of doubt, no obligations of the Debtors to indemnify and hold harmless the Debtors’ current and former directors and officers for any conduct, acts or occurrences, failures to act or any other claims or causes of action that were incurred or accrued prior to the Petition Date shall be assumed by the Debtors or be an obligation of the Reorganized Debtors; including without limitation, any such indemnity obligations contained in employment agreements, charters, bylaws, board resolutions, operating agreements or any other corporate governance documents or other agreements or contracts.

97. As set forth in Article V.C of the Plan, all Allowed Claims held by counterparties to rejected Contracts with a Debtor regardless of whether such Contracts were rejected through a motion, the Plan, Plan Supplement or otherwise, including, but not limited to, any claims arising from the rejection of such Contracts, shall constitute and be treated as Class 5 IronNet General Unsecured Claims, if the applicable Contract is with Debtor IronNet, and Class 8 OpCo Unsecured Non-Trade Claims, if the applicable Contract is with a Debtor other than IronNet. In addition, certain Claims for indemnity obligations may constitute Class 11 Subordinated Claims under the Plan.

R.	Provisions Governing Distributions

98. The distribution provisions of Article VI of the Plan shall be, and hereby are, approved in their entirety. Unless otherwise provided in Article VI of the Plan, the Distribution Agent shall make all Plan distributions to the appropriate Holders of Allowed Claims in accordance with the terms of the Plan. Distributions on account of Allowed DIP Facility Claims shall be made to the applicable DIP Agent (or the Plan Administrator, if no DIP Agent has been appointed), and such agent shall arrange to deliver or direct the delivery of such distributions to or on behalf of the applicable Holders of the applicable DIP Facility Claims in accordance with the terms of the DIP Facility, subject to any modifications to such distributions in accordance with the terms of the Plan. Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the DIP Agent (or the Plan Administrator, if no DIP Agent has been appointed) shall not have any liability to any Entity with respect to distributions made or directed to be made by the DIP Agent (or the Plan Administrator, if no DIP Agent has been appointed). The Debtors or Reorganized Debtors may employ or contract with other Entities to assist in or make the distributions required by the Plan and may pay reasonable fees and expenses of such Entities and the Distribution Agent(s) in the ordinary course of business. No Distribution Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by this Court.

S.	Procedures for Resolving Claims and Disputes

99. The procedures for resolving Disputed, contingent, and unliquidated Claims contained in Article VII of the Plan shall be, and hereby are, approved in their entirety. The Reorganized Debtors shall complete the claims reconciliation process in accordance with Article VII of the Plan and shall act in accordance with their fiduciary obligations when reconciling and, if necessary, objecting to proofs of claim.

T.	Authorization to Consummate

100. The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order subject to the satisfaction or waiver (with the consent of the applicable parties and in accordance with Article VIII.C of the Plan) of the conditions precedent to the Effective Date set forth in Article VIII.B of the Plan.

U.	Effect of Non-Occurrence of Conditions to Effective Date

101. If the Effective Date does not occur, then: (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption or rejection of Contracts effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (c) nothing contained in the Plan, this Confirmation Order, or the Disclosure Statement shall: (x) constitute a waiver or release of any Claims, Interests, or Causes of Action; (y) prejudice in any manner the rights of the Debtors or any other Entity; or (z) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

V.	Discharge, Release, Injunction, and Related Provisions

102. The releases, injunctions, exculpations, and related provisions set forth in Article IX of the Plan are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Court or any other party.

103. Upon the entry of this Confirmation Order, the definition of “Released Party” set forth in Article A.I.138 of the Plan shall be replaced in its entirety by the following definition: “Released Party” means, collectively, each in their capacity as such: (a) the Debtors;

(b) the Independent Director; (c) the Reorganized Debtors; (d) the DIP Agent; (e) each DIP Lender; (f) C5; (g) the Bridge Lender; (h) each Holder of C5 Notes; (i) each Holder of Director Notes; (j) any Successful Bidder, if any; (k) each Exit Lender; (l) any Holder of a Claim in Class 8 that votes to accept the Plan and does not opt out of the releases set forth in the Plan; and (m) the respective Related Persons for each of the foregoing provided, that, any party identified in clauses (a) through (k) hereof shall not be a Released Party unless (i) such party is also a Releasing Party or (ii) such Released Party is not a Releasing Party on account of such Released Party also being a Holder of Equity Interests in IronNet, Holder of Subordinated Claims, and Holder of IronNet General Unsecured Claims; provided, further, however, that, for the avoidance of doubt, the current directors and officers of the Debtors shall be Released Parties.

W.	Retention of Jurisdiction

104. Notwithstanding entry of this Confirmation Order and the occurrence of the Effective Date and except as otherwise set forth in the documents governing the Secured Convertible Note, this Court shall, after the Effective Date, retain jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors, and the Plan to the fullest extent permitted by law, including, without limitation, jurisdiction over those matters set forth in Article X of the Plan.

X.	Reservation of Rights

105. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests before the Effective Date.

Y.	Term of Injunctions or Stays

106. Unless otherwise provided in the Plan or in this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of this Court, and extant on the date hereof (excluding any injunctions or stays contained in the Plan or this Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

Z.	Nonseverability of Plan Provisions Upon Confirmation

107. This Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors; and (c) nonseverable and mutually dependent.

AA.	Conflicts

108. To the extent that any provision of the Disclosure Statement, or any order entered before Confirmation (for the avoidance of doubt, not including this Confirmation Order) referenced in the Plan (or any exhibits, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control. To the extent that any provision of the Plan conflicts with or is in any way inconsistent with any provision of this Confirmation Order, this Confirmation Order shall govern and control.

BB.	Resolution of Certain Objections

109. Securities Litigation. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the claims and causes of action asserted against any non-debtor defendant now or hereafter named in the securities class action pending in the United States District Court for the Eastern District of Virginia under the caption, In re IronNet, Inc. Securities Litigation, No. 1:22-CV-00449-RDA-JFA (the “Securities Litigation”) are not released, enjoined or otherwise impacted by the Plan. For the avoidance of doubt, the court-appointed lead plaintiff in the Securities Litigation (the “Lead Plaintiff”) and the members of the proposed class he represents (the “Class”) are holders of Subordinated Claims and, therefore, are neither Releasing Parties nor Non-Debtor Releasing Parties under the Plan.

110. Document Preservation. Nothing in the Plan or this Confirmation Order shall affect or impair any obligation of the Debtors, Reorganized Debtors, or any other transferee of the Debtors’ books, records, documents, files, electronic data (in whatever format, including native format), or any tangible object potentially relevant to the Securities Litigation, wherever stored, under the Private Securities Litigation Reform Act of 1995, 15 U.S.C. § 78u-4 until the entry of a final order of judgment or settlement in the Securities Litigation.

111. Securities Litigation Claims Against Debtors. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, nothing herein or in the Plan shall preclude the Lead Plaintiff from pursuing, on behalf of himself and the Class, the claims now or hereafter asserted in the Securities Litigation against the Debtor(s) as defendant(s), solely to the extent of available insurance (if any and solely where the applicable policy covers such claims) over and above any applicable self-insured retention amount. The claims asserted by the Lead Plaintiff and Class against the Debtor(s) as defendant(s), solely to the extent of available insurance (if any and solely where the applicable policy covers such claims) over and above any applicable self-insured retention amount, are preserved and not discharged by the Plan.

112. American Electric Power Service Corporation and Consolidated Edison Company of New York, Inc. American Electric Power Service Company (“AEP”) and Consolidated Edison Company of New York, Inc. (“ConEdison”) have taken the position that their respective contracts with the Debtors were terminated prior to the Petition Date, but the Debtors have not been able to confirm those terminations to date (collectively, the “AEP and ConEdison Contracts”). Thus, the language of Article V.A of the Plan, which provides that “[o]n the Effective Date…any Executory Contracts…(i) not previously assumed, or (ii) not previously rejected pursuant to an order of the Bankruptcy Court, will be deemed assumed as of the Effective Date…except any Executory Contract or Unexpired Lease...(3) that previously expired or terminated pursuant to its own terms,” renders the status of the AEP and Con Edison Contracts as of the Effective Date unclear. In lieu of AEP and Con Edison filing formal objections to the Plan, the parties have agreed that: (A) The order confirming the Plan shall have no effect regarding the status of the AEP and Con Edison Contracts; (B) The AEP and Con Edison Contracts shall not be assumed or pass through to the Reorganized Debtors, except upon further order of this Court; (C) The Debtors, AEP and ConEdison reserve and preserve all of their rights and the entry of this Confirmation Order confirming the Plan shall not prejudice the rights of the Debtors, AEP and ConEdison in the AEP and ConEdison Contracts; provided, however, that to the extent it is ultimately determined that the AEP and ConEdison Contracts were not terminated prior to the Petition Date, the AEP and ConEdison Contracts shall be deemed rejected effective as of the Effective Date.

113. Netsuite, Inc. The objection of Oracle America, Inc., successor in interest to NetSuite, Inc. (“Oracle”), is resolved, and Oracle consents to the assumption and assignment to the Reorganized Debtor of the Oracle Agreements (as defined in the Assumption Notice), conditioned upon payment to Oracle of the $34,807.24 cure amount and execution of an Oracle Assignment Agreement, or such other assignment related documentation as may be presented to the Reorganized Debtor by Oracle to effectuate the assignment contemplated by this Confirmation Order.

114. Following the Debtors’ payment of an Allowed Administrative Claim to DomainTools, LLC (“DomainTools”) in the amount of $58,452.50 (the “Administrative Claim Payment”), the Master Services Agreement, effective January 18, 2018 (collectively with all associated agreements, the “DomainTools Agreement”), by and between Debtor IronNet Cybersecurity, Inc. and DomainTools, and any and all services, terms, and conditions contemplated thereunder not superseded by this paragraph, shall be reinstated in full no later than twenty-four (24) hours after DomainTools’s receipt of the Administrative Claim Payment. Upon the reinstatement of the DomainTools Agreement, the Debtors and DomainTools agree (a) to be bound by the terms of the DomainTools Agreement through and including December 31, 2024, and (b) that DomainTools will invoice the Debtors in quarterly increments at the amount of $58,452.50 per calendar quarter. Additionally, upon the payment of the Cure Cost in the amount of $116,905.00, the DomainTools Agreement shall be assumed and assigned to the Reorganized Debtors, effective upon the Effective Date of the Plan. The terms set forth in this paragraph shall be in full and final satisfaction of any and all pre-Effective Date Claims that may be asserted by DomainTools under the DomainTools Agreement, including but not limited to Proof of Claim No. 25. This paragraph does not prevent the Debtors or DomainTools from seeking any further, consensual amendment of the DomainTools Agreement, or from entering subsequent agreements.

115. Cigna Health and Life Insurance Company. Notwithstanding anything to the contrary in this Confirmation Order, the Plan, or any notice related thereto, the Cigna Employee Benefits Agreements (as defined in the Contracts Procedures Order) shall be assumed under the Plan and, in lieu of cure, all obligations due and unpaid under the Employee Benefits Agreements accruing prior to the Effective Date shall pass through and survive assumption and assignment, and nothing in this Confirmation Order or section 365 of the Bankruptcy Code shall affect such obligations.

CC.	Substantial Consummation

116. Substantial consummation of the Plan under sections 1101(2) and 1127(b) of the Bankruptcy Code shall be deemed to occur on the Effective Date.

DD.	Closing of Chapter 11 Cases

117. The Reorganized Debtors may seek authority from this Court to close any remaining Chapter 11 Cases of any of the Debtors in accordance with the Plan, the Bankruptcy Code, and the Bankruptcy Rules.

118. On or after the Effective Date, the Reorganized Debtors may file one motion seeking authority to close the Chapter 11 Cases of all of the Debtors except for Debtor IronNet and to change the caption of the Chapter 11 Cases accordingly. Nothing in the Plan shall authorize the closing of any Chapter 11 Case retroactive to a date that precedes the date any such order is entered. Any request for retroactive relief shall be made on motion served on the U.S. Trustee. Upon the Filing of a motion to close the Chapter 11 Case of IronNet, the Reorganized Debtors shall file a final report with respect to all of the Chapter 11 Cases pursuant to Local Bankruptcy Rule 3022-1(c).

EE.	Stay of Confirmation Order Waived

119. This Confirmation Order (a) is intended to be a final order such that the period in which an appeal must be filed shall commence upon the entry hereof, (b) shall be immediately effective and enforceable upon the entry hereof, and (c) for good cause shown, based on the record of the Confirmation Hearing, shall not be subject to any stay otherwise applicable under the Bankruptcy Rules, including Bankruptcy Rules 3020(e) and 6004(h).

EXHIBIT A

Plan

EXHIBIT B

Notice of Effective Date

IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE

In re: IRONNET, INC., et al.,[1] Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 23-11710 (BLS) (Jointly Administered)

NOTICE OF (A) ENTRY OF ORDER CONFIRMING AND

(B) EFFECTIVE DATE OF AMENDED JOINT CHAPTER 11

PLAN OF REORGANIZATION OF IRONNET, INC. AND ITS DEBTOR

AFFILIATES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PLEASE TAKE NOTICE OF THE FOLLOWING:

1. Confirmation of the Plan. On January [ • ], 2024, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order [Docket No. [ • ]] (the “Confirmation Order”) confirming the Amended Joint Chapter 11 Plan of Reorganization of IronNet, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 231] (as modified or amended, the “Plan”), in the Chapter 11 Cases of the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”). Unless otherwise defined in this Notice, capitalized terms and phrases used herein have the meanings given to them in the Plan and the Confirmation Order. This Notice is intended to provide notice of the entry of the Confirmation Order and the occurrence of the Effective Date of the Plan and it does not, and shall not be construed to, limit, modify or interpret any of the provisions of the Confirmation Order. The following paragraphs identify some of the provisions of the Plan and Confirmation Order for the convenience of creditors; however, creditors should refer to the full text of the Plan and Confirmation Order and should not rely upon the summary provided below.

2. Effective Date of the Plan. On [ • ], 2024, the Effective Date of the Plan occurred. All conditions precedent to the Effective Date enumerated in Article VIII of the Plan were satisfied or waived in accordance with the Plan as of [ • ], 2024. Pursuant to the Confirmation Order and the Plan, the releases, exculpation, and injunction provisions set forth in Article IX of the Plan are now in full force and effect.

[1]

The Debtors in the above captioned chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: IronNet, Inc. (9446), IronNet Cybersecurity, Inc. (2655), IronNet International, LLC (7621), IronCAD LLC (1162), and HighDegree, LLC (8474). The Debtors’ mailing address is: IronNet Cybersecurity, Inc., P.O. Box 7395, Halethorpe, Maryland 21227.

3. Bar Dates.

a. Fee Claims. All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred on and after the Petition Date and prior to and on the Effective Date must be Filed no later than 45 days after the Effective Date. Objections to any final requests for payment of Professional Fee Claims must be filed no later than 20 days from the date of the filing of such final requests for payment of Professional Fee Claims. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules, and prior Bankruptcy Court orders. The Reorganized Debtors shall pay Professional Fee Claims in Cash to such Retained Professionals in the amount the Bankruptcy Court Allows from funds held in the Professional Fee Escrow Account, as soon as reasonably practicable after such Professional Fee Claims are Allowed by entry of an order of the Bankruptcy Court; provided that the Debtors’ and the Reorganized Debtors’ obligations to pay Allowed Professional Fee Claims shall not be limited or deemed limited to funds held in the Professional Fee Escrow Account.

b. Administrative Claims. All requests for payment of an Administrative Claim (other than DIP Facility Claims, Cure Costs, Professional Fee Claims, or U.S. Trustee quarterly fees payable pursuant to Article II.D of the Plan) that accrued on or before the Effective Date other than in the ordinary course of business must be filed with the Bankruptcy Court and served on the Debtors no later than the date that is the 30 days after the Effective Date (the “Administrative Claims Bar Date”). If a Holder of an Administrative Claim (other than DIP Facility Claims, Cure Costs, Professional Fee Claims, or U.S. Trustee quarterly fees payable pursuant to Article II.D of the Plan) that is required to, but does not, file and serve a request for payment of such Administrative Claim by the Administrative Claims Bar Date, such Administrative Claim shall be considered Allowed only if the Holder of such Claim obtains a Final Order of the Bankruptcy Court allowing such Claim.

c. Rejection Damages Claims. Unless otherwise provided by an order of the Bankruptcy Court, any Proofs of Claim asserting Claims arising from the rejection of Executory Contracts and Unexpired Leases by virtue of the Plan must be filed within 30 days after the Effective Date. Any Proofs of Claim arising from the rejection of Executory Contracts and Unexpired Leases that are not timely filed shall be subject to disallowance by further order of the Bankruptcy Court upon objection on such grounds. All Allowed Claims arising from the rejection of Executory Contracts and Unexpired Leases shall constitute IronNet General Unsecured Claims, if the applicable Executory Contract or Unexpired Lease is with IronNet, and OpCo Unsecured Non-Trade Claims, if the applicable Executory Contract or Unexpired Lease is with a Debtor other than IronNet, and shall be treated in accordance with Article III.B of the Plan.

4. Bankruptcy Court Address. For purposes of Filing requests for payment of Administrative Claims and applications for allowance of Professional Fee Claims, the address of the Bankruptcy Court is 824 North Market Street, 5th Floor, Wilmington, Delaware 19801.

5. Notices. To continue to receive pleadings and other documents filed in the Chapter 11 Cases pursuant to Bankruptcy Rule 2002, you must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. Commencing [ • ], 2024, (i.e., 30 calendar days after the Effective Date), the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 will be limited to those Entities who have filed such renewed requests (including any Entities that file such renewed requests after such date); provided that Entities will continue to receive notice of matters directly affecting their pecuniary interests.

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6. Copies of Confirmation Order. Copies of the Confirmation Order, the Plan, and any pleadings filed in the Chapter 11 Cases may be obtained by (a) visiting the Debtors’ restructuring website at https://cases.stretto.com/ironnet; (b) sending an email inquiry to teamironnet@stretto.com with “IronNet” in the subject line; and/or (c) calling the Debtors’ restructuring hotline at +1.833.824.1818 (or +1.949.749.7469 for international calls). The Confirmation Order and the Plan may also be examined by any party in interest during normal business hours at the Office of the Clerk of the Bankruptcy Court, United States Bankruptcy Court, 824 Market Street, 5th Floor, Wilmington, Delaware 19801. You may also obtain copies of the Confirmation Order or of any pleadings filed in the Chapter 11 Cases for a fee at http://www.deb.uscourts.gov.

Dated: _____________, 2024 Wilmington, Delaware	YOUNG CONAWAY STARGATT & TAYLOR, LLP

/s/

Sean M. Beach (No. 4070)

Kenneth J. Enos (No. 4544)

Elizabeth S. Justison (No. 5911)

Timothy R. Powell (No. 6894)

Kristin L. McElroy (No. 6871)

Rodney Square

1000 N. King Street

Wilmington, Delaware 19801

Telephone: (302) 571-6600

Emails: sbeach@ycst.com

     kenos@ycst.com

     ejustison@ycst.com

     tpowell@ycst.com

     kmcelroy@ycst.com

Counsel for the Debtors and

Debtors in Possession

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